Exhibit 10.13

                     Forex365, Inc. f/k/a Solar Group, Inc.
                                190 Lakeview Way
                              Vero Beach, FL 32963

July 1, 2009

Vero Management, L.L.C.
Attn: Kevin R. Keating, Manager
190 Lakeview Way
Vero Beach, FL 32963

Reference is hereby made to that certain Agreement by and between Forex365, Inc. ("Forex") and Vero Management, L.L.C. ("Vero") dated July 1, 2008 pursuant to which Vero provides certain management and administrative services to Forex (the "Agreement").

Please kindly acknowledgement your agreement to amend Section 3(a) of the Agreement to read as follows:

"Client shall pay Vero a fee equal to $1,000 per month for each month, or any part thereof, that the Services hereunder are provided. The Parties specifically agree that in no event will the monthly fees be prorated either due to the initiation of Services following the first day of a particular month or the termination of Services prior to month's end;"

The foregoing amendment shall be effective July 1, 2009.

All other provisions of the Agreement shall remain in full force and effect.

Sincerely,

Forex365, Inc.


/s/ Kevin R. Keating
--------------------
Kevin R. Keating, President

Accepted and Agreed to:

Vero Management, L.L.C.


/s/ Kevin R. Keating
--------------------
Kevin R. Keating, Manager

July 1, 2009
Date